UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2018
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Fremont Street, 14th Floor
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.     Termination of a Material Definitive Agreement.

On November 16, 2018, Fitbit, Inc. (the “Company”) provided notice to terminate the Second Amended and Restated Credit Agreement dated December 10, 2015, as subsequently amended by the First Amendment to Second Amended and Restated Credit Agreement dated May 3, 2017 (the “SVB Loan Agreement”), to which the Company, Silicon Valley Bank (“SVB”), as administrative agent, collateral agent, and lender, SunTrust Bank, as syndication agent, and SunTrust Robinson Humphrey, Inc. and several other lenders, were parties, with such termination to be effective November 21, 2018. A description of the SVB Loan Agreement can be found under the heading “2015 Credit Agreement” in Note 5 to the financial statements contained in Item 1 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2018 filed with the Securities and Exchange Commission on November 5, 2018 and is incorporated herein by this reference. As of the date of termination, the Company did not have any outstanding borrowings under the SVB Loan Agreement but did have outstanding letters of credit totaling $36.6 million, issued to cover various security deposits on its facility leases. In connection with the termination of the SVB Loan Agreement, all outstanding letters of credit issued under the SVB Loan Agreement are being held with SVB on an unsecured basis. The Company did not incur any early termination penalties in connection with the termination of the SVB Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	November 21, 2018	By:	/s/ Ronald W. Kisling
Name: Ronald W. Kisling
Title: Chief Financial Officer